Exhibit 99.2

STEWART ENTERPRISES TO BE ACQUIRED BY SERVICE CORPORATION INTERNATIONAL

FOR $13.25 PER SHARE IN CASH

JEFFERSON, LA May 29, 2013 . . . Stewart Enterprises, Inc. (Nasdaq GS: STEI) today announced that it has entered into a definitive merger agreement with Service Corporation International (NYSE:SCI) under which SCI will acquire Stewart in an all-cash merger with a total enterprise value of approximately $1.4 billion. Under the terms of the merger agreement, holders of Stewart’s Class A and Class B common stock will receive $13.25 in cash for each share of common stock they hold. The per share consideration represents an approximate premium of 48 percent above the volume-weighted average closing price per share for the 30 calendar days ending May 23, 2013 of $8.97. The transaction will combine the two leading providers of funeral and cemetery services in the United States.

Stewart’s board of directors, acting upon the unanimous recommendation of a special committee of independent directors, unanimously approved the transaction and recommended that its shareholders approve the transaction. In connection with Stewart’s entry into the merger agreement, Frank B. Stewart, Jr., chairman of the board of directors, entered into a voting agreement with SCI pursuant to which he has agreed to vote Class A and Class B shares of common stock representing 29.99% of the aggregate voting power of Stewart voting stock in favor of the transaction.

Thomas M. Kitchen, President and Chief Executive Officer of Stewart, stated, “Our board of directors and management team believe that the merger with SCI offers superior value for our shareholders. We are looking forward to becoming part of an organization that shares our Best-in-Class vision of caring for families at their time of need. Our combined resources will make us accessible to more families throughout the U.S. and Puerto Rico. The value offered to our shareholders is a reflection of the dedication and commitment of our 4,800 exceptional employees throughout the company who share a passion of service. We have also enjoyed the vision and energy of our chairman, Frank Stewart, who has devoted his 54-year career to this profession.”

Frank Stewart added, “This was not an easy decision for me. Over the generations, my family has worked tirelessly to build this firm. I care deeply about our people and the presence we have in the New Orleans area. I understand from SCI management that SCI intends to maintain an infrastructure presence in the city. The reason they want to acquire Stewart is because they know we have great talent and very committed people. They also want to enlarge their organization and geographic footprint through the acquisition of Stewart’s premier businesses which enjoy an outstanding reputation of service. I am confident that our employees will have an even greater opportunity to build their careers working with SCI.”

The transaction is subject to the approval of Stewart’s shareholders and the satisfaction of customary closing conditions and regulatory approvals, including expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. SCI has received a commitment from JPMorgan Chase Bank, N.A. to finance the transaction, refinance certain outstanding indebtedness of Stewart and finance the payment of related fees, expenses, interest and premiums. Under the terms of the merger agreement, SCI’s obligation to close the transaction is not conditioned upon financing.

Goldman, Sachs & Co. acted as financial advisor to the special committee of Stewart’s board of directors in connection with the transaction. Jones Walker LLP served as legal advisor to Stewart in connection with the transaction. Latham & Watkins LLP served as legal advisor to Frank B. Stewart, Jr. in connection with the transaction.

About Stewart Enterprises, Inc.

Founded in 1910, Stewart Enterprises, Inc. is the second largest provider of products and services in the death care industry in the United States. Stewart currently owns and operates 217 funeral homes and 141 cemeteries in the United States and Puerto Rico.

Cautionary Statements

This press release includes forward-looking statements that are generally identifiable through the use of words such as “believe,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “project,” “will” and similar expressions. These forward-looking statements rely on assumptions, estimates and predictions that could be inaccurate and that are subject to risks and uncertainties that could cause actual results to differ materially from Stewart’s goals or forecasts. These risks and uncertainties include, but are not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that may be instituted against Stewart related to the merger agreement; the inability to complete the transaction due to the failure to obtain shareholder approval or the failure to satisfy other conditions to completion of the transaction, including the receipt of all regulatory approvals related to the transaction; the failure of SCI to obtain the necessary financing arrangements set forth in the commitment letter delivered pursuant to the merger agreement; the disruption of management’s attention from Stewart’s ongoing business operations due to the transaction; the effect of the announcement of the transaction on Stewart’s relationships with its customers, operating results and business generally; the effects of local and national economic, credit and capital market conditions; and other risk factors described in Stewart’s Annual Report on Form 10-K for the year ended October 31, 2012 filed with the Securities and Exchange Commission (the “SEC”). Stewart disclaims any obligation or intent to update or revise any forward-looking statements in order to reflect events or circumstances after the date of this release.

Important Additional Information Will be Filed with the SEC

Stewart plans to file with the SEC and mail to its shareholders a Proxy Statement in connection with the transaction, and may furnish or file other materials with the SEC in connection with the transaction. The Proxy Statement will contain important information about Stewart, SCI, the merger agreement and voting agreement, transactions contemplated by these agreements and related matters. Investors and security holders are urged to read the Proxy Statement and other materials furnished or filed with the SEC relating to the transaction carefully when they are available before making any voting or investment decision. Investors and security holders will be able to obtain free copies of the Proxy Statement and other materials furnished or filed with the SEC by Stewart through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Proxy Statement and other materials furnished or filed with the SEC relating to the transaction from Stewart.

Participants in the Solicitation of Proxies

Stewart and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of Stewart in connection with the transaction described in this press release. Information regarding Stewart’s directors and executive officers is included in Stewart’s proxy statement for its 2013 Annual Meeting of Shareholders, which was filed with the SEC on or about February 22, 2013. Additional information regarding the potential participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the Proxy Statement described above. Stewart’s proxy statement for its 2013 Annual Meeting of Shareholders is available, and the Proxy Statement and other materials furnished or filed with the SEC relating to the transaction, when furnished or filed, will be available, at the SEC’s web site at www.sec.gov and from Stewart.

INVESTOR CONTACT:

Martin de Laureal

Investor Relations

Stewart Enterprises, Inc.

1333 S. Clearview Parkway

Jefferson, LA 70121

504-729-1429

mdelaureal@stei.com

MEDIA CONTACT:

Connie Ernst

Corporate Communications

Stewart Enterprises, Inc.

1333 S. Clearview Parkway

Jefferson, LA 70121

504-729-1951

cernst@stei.com